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                                                                    EXHIBIT 99.1

CONTACT: CAROL HAUSNER
SENIOR DIRECTOR, CORPORATE COMMUNICATIONS
781-575-0775

               HCFA ESTABLISHES NATIONAL LEVEL OF REIMBURSEMENT
                   FOR APLIGRAF APPLIED IN A DOCTOR'S OFFICE

               APLIGRAF CLASSIFIED UNDER MEDICARE AS A BIOLOGIC

   CANTON, MA, FEBRUARY 8, 2001 - ORGANOGENESIS INC. (AMEX:ORG) TODAY ANNOUNCED THAT THE FEDERAL HEALTH CARE FINANCING ADMINISTRATION (HCFA), WHICH ADMINISTERS MEDICARE, HAS CLASSIFIED APLIGRAF(R) AS A BIOLOGIC FOR REIMBURSEMENT PURPOSES WHEN APPLIED IN A DOCTOR'S OFFICE. THIS COMMUNICATION ESTABLISHES NATIONALLY AN APPROPRIATE PAYMENT LEVEL FOR APLIGRAF APPLIED IN THIS SETTING. THE CLASSIFICATION AND PAYMENT LEVEL ARE CONSISTENT WITH THE ONES ALREADY ESTABLISHED NATIONALLY FOR APLIGRAF APPLIED IN THE HOSPITAL OUT-PATIENT SETTING, AND FURTHER ENHANCE THE SUPPORT FOR APLIGRAF BEING REIMBURSED WHEN APPLIED IN A DOCTOR'S OFFICE.

   A PREVIOUS HCFA COMMUNICATION TO MEDICARE'S REGIONAL ADMINISTRATORS HELPED CLARIFY APLIGRAF CAN QUALIFY FOR MEDICARE COVERAGE WHEN ADMINISTERED IN A DOCTOR'S OFFICE. THAT COMMUNICATION, HOWEVER, LEFT TO THE REGIONS TO ESTABLISH NOT ONLY THEIR COVERAGE POLICIES FOR APLIGRAF, BUT ALSO THE LEVEL OF REIMBURSEMENT. THIS LATEST COMMUNICATION PROVIDES A CLEAR NATIONAL STANDARD FOR THE LEVEL OF REIMBURSEMENT. IT ALSO ESTABLISHES THAT APLIGRAF FALLS IN A REIMBURSEMENT CATEGORY -- BIOLOGIC -- THAT MEDICARE CAN REIMBURSE WHEN ADMINISTERED IN A DOCTOR'S OFFICE. THE REGIONS RETAIN FINAL CONTROL OVER ESTABLISHING THEIR COVERAGE POLICIES FOR THE PRODUCT.

   "THIS IS A MAJOR STEP FORWARD," SAID PHILIP M. LAUGHLIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. "IT PROVIDES FURTHER SUPPORT TO THE MEDICARE REGIONS THAT APLIGRAF SHOULD BE COVERED WHEN USED APPROPRIATELY IN A DOCTOR'S OFFICE. WE BELIEVE THIS WILL FACILITATE REGIONAL DECISION-MAKING REGARDING COVERAGE POLICIES FOR APLIGRAF."

   ORGANOGENESIS (WWW.ORGANOGENESIS.COM) IS THE ONLY TISSUE-ENGINEERING COMPANY TO HAVE DEVELOPED AND GAINED FDA APPROVAL FOR A MASS-PRODUCED PRODUCT CONTAINING LIVING HUMAN CELLS. THE COMPANY'S PRODUCT DEVELOPMENT FOCUS INCLUDES LIVING TISSUE REPLACEMENTS, CELL-BASED ORGAN ASSIST DEVICES AND OTHER TISSUE-ENGINEERED PRODUCTS. LEAD PRODUCT APLIGRAF -- A CELLULAR, BI-LAYERED SKIN SUBSTITUTE -- IS APPROVED AND MARKETED FOR THE TREATMENT OF VENOUS LEG ULCERS AND DIABETIC FOOT ULCERS; NOVARTIS PHARMA AG HAS GLOBAL APLIGRAF MARKETING RIGHTS. THE ORGANOGENESIS RESEARCH PIPELINE INCLUDES THE VITRIX(TM) LIVING DERMAL REPLACEMENT PRODUCT, A CORONARY VASCULAR GRAFT AND A LIVER ASSIST DEVICE.

   Statements in this press release which are not historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. There can be no assurance that coverage decisions will be made by regional Medicare administrators in a timely manner, if at all. Apligraf(R) is a registered trademark of Novartis.